EXHIBIT 10.16.5

AMENDMENT NUMBER FIVE TO CREDIT AGREEMENT, CONSENT AND WAIVER

This AMENDMENT NUMBER FIVE TO CREDIT AGREEMENT, CONSENT AND WAIVER (this “Amendment”), dated as of July 19, 2011, is entered into by and among POWERWAVE TECHNOLOGIES, INC., a Delaware corporation (“Borrower”), the lenders identified on the signature pages hereof (such lenders, and the other lenders party to the below defined Credit Agreement, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), and WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company (formerly known as Wells Fargo Foothill, LLC), as the arranger and administrative agent for the Lender Group (“Agent”), and in light of the following:

W I T N E S S E T H

WHEREAS, Borrower, Lenders, and Agent are parties to that certain Credit Agreement, dated as of April 3, 2009 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, Borrower failed to notify Agent within the time period required under Section 6 of the Security Agreement of its application for and/or registration of the Copyrights (as defined in the Security Agreement) or applications identified in Exhibit A hereto (the “Designated Event of Default”);

WHEREAS, Borrower has requested that Agent and the Lenders waive the Designated Event of Default;

WHEREAS, Borrower has informed Agent and the Lenders that it intends to issue up to $100,000,000 in original principal amount of Convertible Senior Subordinated Notes due 2041 (the “New Convertible Notes”), a portion of the proceeds of which may be used to (a) repurchase certain of Borrower’s outstanding capital Stock, or (b) repurchase or repay all or a portion of Borrower’s existing Indebtedness, including the 1.875% Convertible Notes and/or the 3.875% Convertible Notes (each as defined in the Credit Agreement);

WHEREAS, Borrower has requested that Agent and the Lenders consent to (a) the issuance of the New Convertible Notes, and (b) certain transactions expected to be contemplated in connection with the foregoing;

WHEREAS, Borrower has requested that Agent and Lenders make certain amendments to the Credit Agreement; and

WHEREAS, upon the terms and conditions set forth herein, Agent and Lenders are willing to accommodate Borrower’s requests.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Defined Terms. Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Credit Agreement, as amended hereby.

2. Amendments to Credit Agreement.

(a) The Credit Agreement is hereby amended by (i) replacing each reference to “Wells Fargo Foothill, LLC” with “Wells Fargo Capital Finance, LLC”, and (ii) replacing each reference to “WFF” with “WFCF”.

(b) Schedule 1.1 to the Credit Agreement is hereby amended by adding the following new definition therein in proper alphabetical order:

““Fifth Amendment” means that certain Amendment Number Five to Credit Agreement, Consent and Waiver, dated as of July __, 2011, by and among Agent, the Lenders signatory thereto, and Borrower.”

(c) Schedule 1.1 to the Credit Agreement is hereby amended by amending and restating clauses (c) and (d) of the definition of “Lender Group Expenses” as follows:

“(c) Agent’s customary fees and charges (as adjusted from time to time) with respect to the disbursement of funds (or the receipt of funds) to or for the account of Borrower (whether by wire transfer or otherwise), together with any out-of-pocket costs and expenses incurred in connection therewith, (d) customary charges imposed or incurred by Agent resulting from the dishonor of checks payable by or to any Loan Party,”

(d) Schedule 1.1 to the Credit Agreement is hereby amended by amending and restating the definition of “Obligations” as follows:

““Obligations” means (a) all loans (including the Advances (inclusive of Protective Advances and Swing Loans)), debts, principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), reimbursement or indemnification obligations with respect to Reimbursement Undertakings or with respect to Letters of Credit (irrespective of whether contingent), premiums, liabilities (including all amounts charged to the Loan Account pursuant to this Agreement), obligations (including indemnification obligations), fees (including the fees provided for in the Fee Letter), Lender Group Expenses (including any fees or expenses that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), guaranties, and all covenants and duties of any other kind and description owing by any Loan Party arising out of, under, pursuant to, in connection with, or evidenced by this Agreement or any of the other Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all other expenses or other amounts that Borrower is required to pay or reimburse by the Loan Documents or by law or otherwise in connection with the Loan Documents, (b) all debts, liabilities, or obligations (including reimbursement obligations, irrespective of whether contingent) owing by Borrower or any other Loan Party to an Underlying Issuer now or hereafter arising from or in respect of an Underlying Letters of Credit, and (c) all Bank Product Obligations. Without limiting the generality of the foregoing, the

Obligations of Borrower under the Loan Documents include the obligation to pay (i) the principal of the Advances, (ii) interest accrued on the Advances, (iii) the amount necessary to reimburse Issuing Lender for amounts paid or payable pursuant to Letters of Credit or Reimbursement Undertakings and the amount necessary to reimburse Underlying Issuer for amounts paid or payable pursuant to Letters of Credit, (iv) Letter of Credit commissions, charges, expenses, and fees, (v) Lender Group Expenses, (vi) fees payable under this Agreement or any of the other Loan Documents, and (vii) indemnities and other amounts payable by any Loan Party under any Loan Document. Any reference in this Agreement or in the Loan Documents to the Obligations shall include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.”

(e) Effective as of the date of incurrence of the New Convertible Notes Indebtedness (as defined in Section 4 below), Schedule 1.1 to the Credit Agreement is hereby amended by amending and restating, or adding (as applicable) the following definitions in the appropriate alphabetical order:

““Change of Control” means that:

(a) any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), becomes the beneficial owner (as defined in Rule 13(d)-3 under the Exchange Act), directly or indirectly, of 40%, or more, of the Stock of Borrower having the right to vote for the election of members of the Board of Directors,

(b) a majority of the members of the Board of Directors do not constitute Continuing Directors,

(c) a “Change in Control” (as defined in the 1.875% Convertible Notes Indenture) occurs,

(d) a “Change in Control” (as defined in the 3.875% Convertible Notes Indenture) occurs,

(e) a “Change of Control” or “Fundamental Change” (or any like term as defined in the New Convertible Notes Indenture) occurs, or

(f) a “Change in Control” (or any like term as defined in any Permitted Convertible Notes Refinancing Indenture) occurs.

““Convertible Notes Documents” means the 1.875% Convertible Notes Documents, the 3.87% Convertible Notes Documents, and the New Convertible Notes Documents.”

““Convertible Notes Redemption” means the optional redemption of the 1.875% Convertible Notes, the 3.875% Convertible Notes, or the New Convertible Notes by Borrower so long as: (a) such redemption is permitted by applicable law and the 1.875% Convertible Notes Indenture, the 3.875% Convertible Notes Indenture, or the New Convertible Notes Indenture (as applicable), (b) no Default or Event of Default shall have occurred and be continuing or would result therefrom, and (c) both before and after giving effect to such redemption, Domestic Liquidity is greater than or equal to $15,000,000 (of which there must be Availability of at least $10,000,000).”

““Designated Senior Indebtedness” means “Designated Senior Indebtedness” or any like or similar term, as defined in (a) the 1.875% Convertible Notes Indenture, (b) the 3.875% Convertible Notes Indenture, (c) the New Convertible Notes Indenture, and (d) each Permitted Convertible Notes Refinancing Indenture.”

““New Convertible Notes” means the up to $100,000,000 in original principal amount of Convertible Senior Subordinated Notes due 2041 to be issued pursuant to the New Convertible Notes Indenture.”

““New Convertible Notes Indebtedness” has the meaning specified therefor in the Fifth Amendment.”

““New Convertible Notes Indenture” means the Indenture governing the New Convertible Notes, by and among Borrower and Deutsche Bank Trust Company Americas, a New York banking corporation, as Trustee.”

““New Convertible Notes Documents” means the New Convertible Notes, the New Convertible Notes Indenture, and the agreements, documents and instruments executed in connection therewith.”

““Permitted Convertible Notes Refinancing” means a refinancing of the Indebtedness in respect of the 3.875% Convertible Notes, the New Convertible Notes or the Indebtedness in respect of any Indebtedness previously incurred in respect of a Permitted Convertible Notes Refinancing (including Indebtedness incurred by Borrower for purposes of such refinancing, whether by the same or a different group of lenders or purchasers) so long as:

(a) the terms and conditions of such refinancing do not, in Agent’s reasonable judgment, materially impair the prospects of repayment of the Obligations by Borrower or materially impair Borrower’s creditworthiness,

(b) such refinancing does not result in an increase in the principal amount of the Indebtedness so refinanced, renewed, or extended,

(c) other than with respect to a prepayment that is required to be made (subject to the applicable subordination provisions in favor of the Obligations that are set forth in such Permitted Convertible Notes Refinancing Indenture) as a result of a Change of Control, the refinancing Indebtedness does not mature, or contain any provision permitting the holders thereof to require the redemption, repurchase or prepayment thereof, prior to (i) with respect to a refinancing of in respect of the 3.875% Convertible Notes, October 1, 2014, (ii) with respect to a refinancing of in respect of the New Convertible Notes, June 15, 2018, or (iii) with respect to a refinancing of the Indebtedness in respect of the notes issued under any other Permitted Convertible Notes Refinancing Indenture, the date that is the earlier of (1) the maturity date of the Indebtedness that is being so refinanced or (2) the first date the holders thereof could require the redemption, repurchase or prepayment of the Indebtedness that is being so refinanced,

(d) the terms and conditions of the refinancing must be subordinated in right of payment to the Obligations on terms and conditions reasonably satisfactory to Agent, and

(e) the Indebtedness that is refinanced, renewed, or extended is not recourse to any Person that is liable on account of the Obligations other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed, or extended.

““Permitted Indebtedness” means:

(a) Indebtedness evidenced by this Agreement and the other Loan Documents, together with Indebtedness owed to Underlying Issuers with respect to Underlying Letters of Credit,

(b) Indebtedness set forth on Schedule 4.19 and any Refinancing Indebtedness in respect of such Indebtedness (other than Indebtedness in respect of the 1.875% Convertible Notes, the 3.875% Convertible Notes, and the notes issued under any Permitted Convertible Notes Refinancing Indenture which are covered in clauses (l) and (m) below),

(c) Permitted Purchase Money Indebtedness and any Refinancing Indebtedness in respect of such Indebtedness,

(d) endorsement of instruments or other payment items for deposit,

(e) Indebtedness consisting of (i) unsecured guarantees incurred in the ordinary course of business with respect to surety and appeal bonds, performance bonds, bid bonds, appeal bonds, completion guarantee and similar obligations; (ii) unsecured guarantees arising with respect to customary indemnification obligations to purchasers in connection with Permitted Dispositions; and (iii) unsecured guarantees with respect to Indebtedness of Borrower or one of its Subsidiaries, to the extent that the Person that is obligated under such guaranty could have incurred such underlying Indebtedness,

(f) Indebtedness incurred in the ordinary course of business under performance, surety, statutory, and appeal bonds,

(g) Indebtedness owed to any Person providing property, casualty, liability, or other insurance to Borrower or any of its Subsidiaries, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the year in which such Indebtedness is incurred and such Indebtedness is outstanding only during such year,

(h) the incurrence by Borrower or its Subsidiaries of Indebtedness under Hedging Agreements that are incurred for the bona fide purpose of hedging the interest rate or foreign currency risk associated with Borrower’s and its Subsidiaries’ operations and not for speculative purposes,

(i) unsecured Indebtedness incurred in respect of netting services, overdraft protection, and other like services, in each case, incurred in the ordinary course of business,

(j) unsecured Indebtedness of Borrower owing to former employees, officers, or directors (or any spouses, ex-spouses, or estates of any of the foregoing) incurred in connection with the repurchase by Borrower of the Stock of Borrower that has been issued to such Persons, so long as (i) no Default or Event of Default has occurred and is continuing or would result from the incurrence of such Indebtedness, (ii) the aggregate amount of all such Indebtedness outstanding at any one time does not exceed $1,000,000, and (iii) such Indebtedness is subordinated to the Obligations on terms and conditions reasonably acceptable to Agent,

(k) Indebtedness composing Permitted Investments,

(l) Indebtedness in respect of the 1.875% Convertible Notes in an aggregate principal amount not to exceed $58,000,000 less the aggregate principal amount of the 1.875% Convertible Notes that are the subject of a Convertible Notes Redemption after the Closing Date,

(m) Indebtedness in respect of the 3.875% Convertible Notes in an aggregate principal amount not to exceed $150,000,000 less the aggregate principal amount of the 3.875% Convertible Notes that are the subject of a Convertible Notes Redemption after the Closing Date, and any Permitted Convertible Notes Refinancing in respect of such Indebtedness,

(n) New Convertible Notes Indebtedness in an aggregate principal amount not to exceed $120,000,000 less the aggregate principal amount of the New Convertible Notes Indebtedness that is the subject of a Convertible Notes Redemption after July __, 2011, and any Permitted Convertible Notes Refinancing in respect of such Indebtedness,

(o) mortgage financing with respect to the Excess Real Property so long as, (i) at the time of incurring such Indebtedness, either (A) no Excess Real Property Event of Default has occurred and is continuing or would immediately result therefrom, or (B) if an Excess Real Property Event of Default has occurred and is continuing or would immediately result therefrom, Revolver Usage is equal to zero both immediately before and immediately after giving effect thereto, (ii) such Indebtedness is incurred to (A) refinance the Indebtedness evidenced by the 1.875% Convertible Notes, the Indebtedness evidenced by the 3.875% Convertible Notes, or the Indebtedness evidenced by the New Convertible Notes (in each case, to the extent such refinancing constitutes a Permitted Convertible Note Refinancing hereunder), or (B) create liquidity for Borrower and its Subsidiaries, (iii) such Indebtedness does not mature prior to October 1, 2014, and (iv) such Indebtedness is subordinated in right of payment to the Obligations on terms and conditions reasonably satisfactory to Agent, and

(p) Indebtedness in respect of letters of credit in an aggregate face amount not to exceed $5,000,000.”

““Permitted Preferred Stock” means and refers to any Preferred Stock that is not Prohibited Preferred Stock that is issued by Borrower and the proceeds of which are used solely to repurchase or redeem the 1.875% Convertible Notes, the 3.875% Convertible Notes, or the New Convertible Notes in connection with a transaction that is permitted under the Agreement.”

““Senior Indebtedness” means “Senior Indebtedness” or any like or similar term, as defined in (a) the 1.875% Convertible Notes Indenture, (b) the 3.875% Convertible Notes Indenture, (c) the New Convertible Notes Indenture, and (d) each Permitted Convertible Notes Refinancing Indenture.”

(f) Effective as of the date of incurrence of the New Convertible Notes Indebtedness, Section 4.27(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(b) The Indebtedness and Obligations evidenced by this Agreement and the other Loan Documents (including the Bank Product Agreements) constitute Designated Senior Indebtedness under each of the 1.875% Convertible Notes Indenture, the 3.875% Convertible Notes Indenture, the New Convertible Notes Indenture, and each other Permitted Convertible Notes Refinancing Indenture. No Designated Senior Indebtedness exists other than the Indebtedness and Obligations evidenced by this Agreement and the other Loan Documents (including the Bank Product Agreements).”

(g) Effective as of the date of incurrence of the New Convertible Notes Indebtedness, Section 5 of the Credit Agreement is hereby amended by adding the following new Section 5.17 at the end thereof:

“5.17 New Convertible Notes Indebtedness. Anything to the contrary contained in this Agreement or the other Loan Documents notwithstanding, (a) prior to the repurchase or repayment of the 1.875% Convertible Notes pursuant to clause (b) below (if required pursuant to the 1.875% Convertible Notes Indenture), retain sufficient net proceeds from the New Convertible Notes Indebtedness to repurchase or repay the 1.875% Convertible Notes (or portion thereof) that are required to be repurchased on or before November 15, 2011 pursuant to the 1.875% Convertible Notes Indenture, and (b) on or before November 15, 2011, repurchase or repay any 1.875% Convertible Notes that are required to be repurchased or repaid on such date pursuant to the 1.875% Convertible Notes Indenture using the proceeds of the New Convertible Notes Indebtedness or the proceeds of Indebtedness that constitutes a Permitted Convertible Notes Refinancing.”

(h) Effective as of the date of incurrence of the New Convertible Notes Indebtedness, Section 6.9 of the Credit Agreement is hereby amended by (i) deleting the “and” at the end of clause (b) thereof, (ii) replacing the “.” at the end of clause (c) thereof with “, and”, and (iii) inserting the following new clause (d):

“(d) Borrower may repurchase up to $25,000,000 of its capital Stock simultaneously with or within 30 calendar days after incurring the New Convertible Notes Indebtedness as consented to by the Lender Group pursuant to the Fifth Amendment so long as such repurchase is financed with the proceeds of the New Convertible Notes Indebtedness or the proceeds of Indebtedness that constitutes a Permitted Convertible Notes Refinancing.”

(i) Effective as of the date of incurrence of the New Convertible Notes Indebtedness, Section 17.12 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“17.12 DESIGNATED SENIOR INDEBTEDNESS. THE INDEBTEDNESS AND OBLIGATIONS EVIDENCED BY THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (INCLUDING THE BANK PRODUCT AGREEMENTS) CONSTITUTE DESIGNATED SENIOR INDEBTEDNESS UNDER EACH OF THE 1.875% CONVERTIBLE NOTES INDENTURE, THE 3.875% CONVERTIBLE NOTES INDENTURE, THE NEW CONVERTIBLE NOTES INDENTURE, AND EACH OTHER PERMITTED CONVERTIBLE NOTES REFINANCING INDENTURE.

3. Waiver. The provisions of the Credit Agreement and the other Loan Documents to the contrary notwithstanding, and subject to the satisfaction of the conditions precedent set forth in Section 5 hereof, Agent and the undersigned Lenders hereby waive the Designated Event of Default; provided, however, nothing herein, nor any communications among Borrower, Agent, or any Lender, shall be deemed a waiver with respect to any current or future Events of Default, other than the Designated Event of Default, or any future failure of Borrower to comply fully with any provision of the Credit Agreement or any provision of any other Loan Document, and in no event shall this waiver be deemed to be a waiver of enforcement of any of Agent’s or Lenders’ rights or remedies under the Credit Agreement and the other Loan Documents, at law (including under the Code), in equity, or otherwise including, without limitation, the right to declare all Obligations immediately due and payable pursuant to Section 9.1 of the Credit Agreement, with respect to any other Defaults or Events of Default now existing or hereafter arising. Except as expressly provided herein, Agent and each Lender hereby reserves and preserves all of its rights and remedies against Borrower under the Credit Agreement and the other Loan Documents, at law (including under the Code), in equity, or otherwise including, without limitation, the right to declare all Obligations immediately due and payable pursuant to Section 9.1 of the Credit Agreement.

4. Consent. The provisions of the Credit Agreement and the other Loan Documents to the contrary notwithstanding, upon and subject to the satisfaction of the conditions precedent set forth in Section 5 hereof, Agent and the undersigned Lenders hereby consent to (a) Borrower’s incurrence of unsecured Indebtedness in an aggregate original principal amount not to exceed $100,000,000 substantially on the terms and conditions provided with respect to such unsecured Indebtedness set forth in the draft Preliminary Offering Memorandum of Powerwave Technologies, Inc. delivered by Tom Spaeth of Borrower, via email message to, among others, Jennifer B. Hildebrandt of Paul, Hastings, Janofsky & Walker LLP at 9:26 a.m. (Pacific time) on July 19, 2011 (the “Draft Document”; and such Indebtedness, the “New Convertible Notes Indebtedness”), (b) Borrower’s repayment or repurchase of existing Indebtedness using the proceeds of the New Convertible Note Indebtedness, and (c) the execution and delivery of definitive documentation evidencing the New Convertible Notes Indebtedness, so long as, without the consent of Agent (i) no new terms, conditions, or provisions that could reasonably be expected to be materially adverse to the interests of Borrower or the Lender Group are included in the definitive documentation evidencing the New Convertible Notes Indebtedness that were not included in the Draft Document, and (ii) with respect to terms and conditions of the Senior Notes Indebtedness that are specified in the Draft Document, no changes or modifications to such terms and conditions are included in the definitive documentation evidencing the New Convertible Notes Indebtedness that could reasonably be expected to be materially adverse to the interests of Borrower or the Lender Group. Terms of the Draft Document that may be included or changed that would not be deemed to materially adversely affect the interests of Borrower or the Lender Group, include, but are not limited to, the insertion of (A) the offering date and date of closing of the sale of the overallotment, if any, (B) a market coupon rate, (C) a market conversion price, conversion rate or terms that affect the calculation or adjustments thereof, (D) subject to clause (n) of the definition of “Permitted Indebtedness” (as amended hereby), the rate of accretion on the principal amount of the New Convertible Notes, if any, and the circumstances under which such accretion may occur, (E) customary redemption or mandatory conversion premiums, including the method used to calculate any such premiums, and (F) data or other information in response to any other blanks in the Draft Document. The foregoing consent is limited solely to the extent provided herein and shall not be deemed to constitute a consent or waiver of any other provision of the Credit Agreement or any of the other Loan Documents.

5. Conditions Precedent to the Effectiveness of this Amendment. The effectiveness of this Amendment is subject to the fulfillment, to the reasonable satisfaction of Agent (or a written waiver by Agent) of each of the following conditions (such date, the “Amendment Effective Date”):

(a) Agent shall have received this Amendment, duly executed by the parties hereto, and the same shall be in full force and effect;

(b) Agent shall have received a Copyright Security Agreement (as defined in the Security Agreement), in form and substance satisfactory to Agent, duly executed by the parties thereto, and the same shall be in full force and effect;

(c) After giving effect to this Amendment, the representations and warranties herein and in the Credit Agreement and the other Loan Documents shall be true, correct, and complete in all material respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date);

(d) No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any Governmental Authority against Borrower or any member of the Lender Group; and

(e) After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing or shall result from the consummation of the transactions contemplated herein.

6. Covenants.

(a) Borrower hereby agrees that substantially concurrently with the execution and delivery of the definitive New Convertible Notes Indenture and any definitive documents, instruments or agreements related thereto (collectively, the “New Convertible Notes Documents”), Borrower shall deliver to Agent copies of each material New Convertible Notes Document, together with a certificate from the Secretary of Borrower certifying that (a) each such document is a true, correct, and complete copy thereof, (b) all of the conditions to the effectiveness of the New Convertible Notes Documents have been satisfied or waived, (c) such documents constitute all of the material New Convertible Notes Documents, (d) each such document has been entered into by the Borrower and, to the best knowledge of Borrower, the other parties thereto, in compliance with all applicable laws and all necessary approvals, (e) no new terms, conditions, or provisions that could reasonably be expected to be materially adverse to the interests of Borrower or the Lender Group are included in the New Convertible Notes Documents that were not included in the Draft Document, and (f) with respect to terms and conditions of the New Convertible Notes Indebtedness that are specified in the Draft Document, no changes or modifications to such terms and conditions are included in the New Convertible Notes Documents that could reasonably be expected to be materially adverse to the interests of Borrower or the Lender Group. Borrower agrees that the failure to satisfy the foregoing covenants by the deadline set forth herein shall constitute an immediate Event of Default.

(b) Borrower hereby agrees that within 10 days of the date of execution and delivery of the New Convertible Notes Documents it shall execute and deliver amendments to any existing Bank Product Agreements with Wells Fargo or one of its Affiliates to add language to such Bank Product Agreements providing that the Indebtedness and obligations under such Bank Product Agreements constitute Designated Senior Indebtedness under each of the 1.875% Convertible Notes Indenture, the 3.875% Convertible Notes Indenture, the New Convertible Notes Indenture, and each other Permitted Convertible Notes Refinancing Indenture.

7. Representations and Warranties. Borrower hereby represents and warrants to the Lender Group as follows:

(a) The execution, delivery, and performance by it of this Amendment and the other Loan Documents to which it is a party (i) have been duly authorized by all necessary action, (ii) do not and will not (A) violate any material provision of any federal, state, or local law or regulation applicable to it or its Subsidiaries, the Governing Documents of it or its Subsidiaries, or any order, judgment, or decree of any court or other Governmental Authority binding on it or its Subsidiaries, (B) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Material Contract (other than the Convertible Notes Documents and the agreements, documents and instruments executed in connection with a Permitted Convertible Notes Refinancing (the “Permitted Convertible Notes Refinancing Documents”)) of it or its Subsidiaries except to the extent that any such conflict, breach or default could not individually or in the aggregate reasonably be expected to have a Material Adverse Change, (C) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Convertible Notes Documents or any Permitted Convertible Notes Refinancing Documents, (D) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of any Loan Party, other than Permitted Liens, (E) require any approval of any Loan Party’s interestholders or any approval or consent of any Person under any Material Contract (other than the Convertible Notes Documents and the Permitted Convertible Notes Refinancing Documents) of any Loan Party, other than consents or approvals that have been obtained and that are still in force and effect and, in the case of Material Contracts, for consents or approvals, the failure to obtain could not individually or in the aggregate reasonably be expected to cause a Material Adverse Change or (F) require any approval of any Person under any Convertible Notes Documents or any Permitted Convertible Notes Refinancing Documents, other than consents or approvals that have been obtained and that are still in force and effect.

(b) The execution, delivery, and performance by it of this Amendment do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than (i) consents or approvals that have been obtained and that are still in force and effect, (ii) filings and recordings with respect to the Collateral to be made, or otherwise delivered to the Agent for filing or recordation, and (iii) filings to be made with the Securities and Exchange Commission in connection with Borrower’s reporting obligations pursuant to the Securities Exchange Act of 1934, as amended.

(c) This Amendment, and each other Loan Document to which it is or will be a party, when duly executed and delivered by it, will be the legally valid and binding obligation of Borrower, enforceable against Borrower in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

(d) No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein has been issued and remains in force by any Governmental Authority against Borrower.

(e) No Default or Event of Default has occurred and is continuing as of the date of the effectiveness of this Amendment.

(f) The representations and warranties set forth in this Amendment, the Credit Agreement, as amended by this Amendment and after giving effect hereto, and the other Loan Documents to which it is a party are true, complete, and correct in all material respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date in which case such representations and warranties shall be true, correct and complete in all material respects as of such earlier date).

(g) This Amendment has been entered into without force or duress, of the free will of such Person, and the decision of such Person to enter into this Amendment is a fully informed decision and such Person is aware of all legal and other ramifications of such decision.

(h) It has read and understands this Amendment, has consulted with and been represented by independent legal counsel of its own choosing in negotiations for and the preparation of this Amendment, has read this Amendment in full and final form, and has been advised by its counsel of its rights and obligations hereunder.

8. Acknowledgments. Borrower hereby acknowledges, confirms and agrees that

(a) as of July 19, 2011, the aggregate outstanding principal amount of the Obligations under the Credit Agreement was $(7,827.08) and that such principal amount is payable pursuant to the Credit Agreement as modified hereby without defense, offset, withholding, counterclaim, or deduction of any kind;

(b) as of July 19, 2011, the Letter of Credit Usage under the Credit Agreement was $6,474,903.00;

(c) Agent, for the benefit of the Lender Group, has and shall continue to have valid, enforceable and perfected first-priority Liens in substantially all of the assets of Borrower (subject only to Permitted Liens), granted to Agent, for the benefit of the Lender Group, pursuant to the Loan Documents; and

(d)(i) each of the Loan Documents to which it is a party has been duly executed and delivered to the Lender Group by Borrower, and each is in full force and effect as of the date hereof, (ii) the agreements and obligations of Borrower contained in such documents and in this Amendment constitute the legal, valid and binding obligations of Borrower and guaranteed indebtedness of Borrower, enforceable against Borrower in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, and as of the date hereof Borrower has no valid defense to the enforcement of the Obligations, and (iii) each member of the Lender Group is and shall be entitled to the rights, remedies and benefits provided for in the Loan Documents and under applicable law or at equity.

9. Payment of Costs and Fees. Borrower shall pay to Agent all reasonable out-of-pocket costs and expenses of the Lender Group (including, without limitation, the reasonable fees and disbursements of outside counsel to Agent) incurred in connection with the preparation, negotiation, execution and delivery of this Amendment and any documents and instruments relating hereto.

10. Choice of Law and Venue; Jury Trial Waiver.

(a) THE VALIDITY OF THIS AMENDMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

(b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AMENDMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. BORROWER AND EACH MEMBER OF THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 10.

(c) TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND EACH MEMBER OF THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWER AND EACH MEMBER OF THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AMENDMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

11. Release.

(a) Effective on the date hereof, Borrower, for itself and on behalf of its successors, assigns, and officers, directors, employees, agents and attorneys, and any Person acting for or on behalf of, or claiming through it, hereby waives, releases, remises and forever discharges each member of the Lender Group, each of their respective Affiliates, and each of their respective successors in title, past, present and future officers, directors, employees, limited partners, general partners, investors, attorneys, assigns, subsidiaries, shareholders, trustees, agents and other professionals and all other persons and entities to whom any member of the Lender Group would be liable if such persons or entities were found to be liable to Borrower (each a “Releasee” and collectively, the “Releasees”), from any and all past, present and future claims, suits, liens, lawsuits, adverse consequences, amounts paid in settlement, debts, deficiencies, diminution in value, disbursements, demands, obligations, liabilities, causes of action, damages, losses, costs and expenses of any kind or character, whether based in equity, law, contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law (each a “Claim” and collectively, the “Claims”), whether known or unknown, fixed or contingent, direct, indirect, or derivative, asserted or unasserted, matured or unmatured, foreseen or unforseen, past or present, liquidated or unliquidated, suspected or unsuspected, which Borrower ever had from the beginning of the world to the date hereof, now has, or might hereafter have against any such Releasee for actions, omissions, or events occurring on or before the date hereof which relates, directly or indirectly to the Credit Agreement, any other Loan Document, or to any acts or omissions of any such Releasee with respect to the Credit Agreement or any other Loan Document, or to the lender-borrower relationship evidenced by the Loan Documents. As to each and every Claim released hereunder, Borrower hereby represents that it has received the advice of legal counsel with regard to the releases contained herein, and having been so advised, specifically waives the benefit of the provisions of Section 1542 of the Civil Code of California which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH A CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

(b) As to each and every Claim released hereunder, Borrower also waives the benefit of each other similar provision of applicable federal or state law, if any, pertaining to general releases after having been advised by its legal counsel with respect thereto.

(c) Borrower acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such Claims and agrees that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts. Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(d) Borrower, for itself and on behalf of its successors, assigns, and officers, directors, employees, agents and attorneys, and any Person acting for or on behalf of, or claiming through it, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee above that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any claim released, remised and discharged by such Person pursuant to the above release. Borrower further agrees that it shall not dispute the validity or enforceability of the Credit Agreement or any of the other Loan Documents or any of its obligations thereunder, or the validity, priority, enforceability or the extent of Agent’s Lien on any item of Collateral under the Credit Agreement or the other Loan Documents. If Borrower or any of its successors, assigns, or officers, directors, employees, agents or attorneys, or any Person acting for or on behalf of, or claiming through them violate the foregoing covenant, such Person, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by such Releasee as a result of such violation.

12. Reaffirmation of Obligations. Borrower hereby reaffirms and its obligations under each Loan Document to which it is a party. Borrower hereby further ratifies and reaffirms the validity and enforceability of all of the Liens heretofore granted, pursuant to and in connection with the Security Agreement or any other Loan Document, to Agent, as collateral security for the obligations under the Loan Documents in accordance with their respective terms, and acknowledges that all of such Liens, and all Collateral heretofore pledged as security for such obligations, continue to be and remain Collateral for such obligations from and after the date hereof.

13. Effect on Loan Documents.

(a) The Credit Agreement, as amended hereby, and each of the other Loan Documents (as amended hereby) shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects. The execution, delivery, and performance of this Amendment shall not operate, except as expressly set forth herein, as a modification or waiver of any right, power, or remedy of any member of the Lender Group under the Credit Agreement or any other Loan Document. The amendments, consents and modifications herein are limited to the specifics hereof (including facts or occurrences on which the same are based), shall not apply with respect to any facts or occurrences other than those on which the same are based, shall not excuse any non-compliance with the Loan Documents (other than as specified herein), and shall not operate as a consent to any matter under the Loan Documents (other than as specified herein). Except for the amendments to the Credit Agreement and the other Loan Documents expressly set forth herein, the Credit Agreement and other Loan Documents shall remain unchanged and in full force and effect. Except as provided herein, the execution, delivery and performance of this Amendment shall not operate as a waiver of or as an amendment of, any right, power or remedy of any member of the Lender Group in effect prior to the date hereof. The amendments set forth herein are limited to the specifics hereof and shall neither excuse any future non-compliance with the Credit Agreement, nor operate as a waiver of any Default or Event of Default. To the extent any terms or provisions of this Amendment conflict with those of the Credit Agreement or other Loan Documents, the terms and provisions of this Amendment shall control.

(b) Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as modified and amended hereby.

(c) To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby.

(d) This Amendment is a Loan Document.

(e) Unless the context of this Amendment clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”.

14. Ratification. Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement and the Loan Documents effect as of the date hereof and as amended hereby.

15. Entire Agreement. This Amendment, and terms and provisions hereof, the Credit Agreement and the other Loan Documents constitute the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous amendments or understandings with respect to the subject matter hereof, whether express or implied, oral or written.

16. Integration. This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

17. Amendments. This Amendment cannot be altered, amended, changed or modified in any respect or particular unless each such alteration, amendment, change or modification shall have been agreed to by each of the parties and reduced to writing in its entirety and signed and delivered by Borrower and the Required Lenders.

18. Counterpart Execution. This Amendment may be executed in any number of counterparts, all of which when taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

19. Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[signature pages follow]

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

POWERWAVE TECHNOLOGIES, INC., a Delaware corporation, as Borrower

By:	/s/ Kevin T. Michaels
Name:	Kevin T. Michaels
Title:	CFO

[SIGNATURE PAGE TO AMENDMENT NUMBER FIVE TO CREDIT AGREEMENT, CONSENT AND WAIVER]

WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company (formerly known as Wells Fargo Foothill, LLC), as Agent and as a Lender

By:	/s/ Rina Shinoda
Name:	Rina Shinoda
Title:	Vice President

[SIGNATURE PAGE TO AMENDMENT NUMBER FIVE TO CREDIT AGREEMENT, CONSENT AND WAIVER]

EXHIBIT A

Grantor	Country	Copyright	Registration No.	Registration Date
Powerwave Technologies, Inc.	United States	Active Antenna Module – CAM	VAu001020022	April 7, 2010
Powerwave Technologies, Inc.	United States	Pico Base Station	VAu00102766	April 9, 2009

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